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                                                                     Exhibit 4.3
























                         ROADWAY CORPORATION NONEMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN


















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                                TABLE OF CONTENTS


                                                                            PAGE



ARTICLE I.    DEFINITIONS......................................................1


ARTICLE II.   PURPOSE..........................................................3


ARTICLE III.  ELECTION TO PARTICIPATE..........................................3

     3.1.   Eligibility........................................................3
     3.2.   Election to Participate............................................4
     3.3.   Amount of Participation............................................4
     3.4.   Minimum Level of Participation For Investment in Options...........4

ARTICLE IV.   OPTIONS..........................................................4

     4.1.   Grant of Options...................................................4
     4.2.   Written Agreement..................................................4
     4.3.   Exercisability of Options..........................................4
     4.4.   Term...............................................................4
     4.5.   Early Vesting......................................................5
     4.6.   Exercise Price.....................................................5
     4.7.   Payment............................................................5
     4.8.   Transferability....................................................5
     4.9.   Approval of Shareholders...........................................6

ARTICLE V.    ADMINISTRATION, AMENDMENT AND TERMINATION........................6

     5.1.   Administration.....................................................6
     5.2.   Amendment and Termination..........................................6
     5.3.   Amendment of Options...............................................6

ARTICLE VI.   SHARES SUBJECT TO PLAN...........................................6

     6.1.   Shares Subject to Plan.............................................6
     6.2.   Adjustments........................................................7

ARTICLE VII.  GENERAL PROVISIONS...............................................7

     7.1.   Governing Law......................................................7
     7.2.   Miscellaneous......................................................7



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                       ROADWAY CORPORATION NONEMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN

            The Roadway Corporation Nonemployee Directors' Stock Option Plan (the "Plan") is effective as of May 30, 2001. The Plan is an amendment and restatement of the Roadway Express, Inc. Nonemployee Directors' Stock Option Plan. The Purpose of this amendment and restatement of the Plan is to reflect the formation of Roadway Corporation and the exchange of common shares of Roadway Express, Inc. for common shares of Roadway Corporation pursuant to the Agreement and Plan of Merger by and among Roadway Express, Inc., Roadway Merger Corp. and Roadway Corporation dated May 29, 2001.


                             ARTICLE I. DEFINITIONS

            Whenever the following terms are used in the Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

            (a) "Administrator": The Compensation Committee of the Board or any successor committee designated by the Board.

            (b) "Board": The Board of Directors of the Company.

            (c) "Change in Control": The occurrence of any of the following events:

                (1) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company);

                (2) the merger, consolidation or reorganization of the Company into or with another corporation or other legal person, if as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction by reason of their ownership of Voting Stock of the Company;

                (3) the sale or transfer by the Company of all or substantially all of its assets to another company or other legal person, if as a result of such sale or transfer less than 50% of the combined voting power of the then-outstanding securities of such company immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer by reason of their ownership of Voting Stock of the Company;

                (4) the adoption of any resolution of reorganization or
            dissolution of the Company by its shareholders;

                (5) the filing of a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the
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            Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                (6) the filing of a report or proxy statement by the Company with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction;

                (7) if during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

                (8) the occurrence of any other event or series of events, which event or series of events, in the opinion of the Board, will, or is likely to, if carried out, result in a change in control of the Company;

            provided, however, a "Change in Control" will not be deemed to have occurred, either (i) solely because (A) the Company, (B) a subsidiary of the Company, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, or
            (ii) solely because of a change in control of any subsidiary. Notwithstanding the foregoing provisions of Paragraphs (1)-(5) of this Subsection, if, prior to any event described in Paragraphs (1)
            - (5) of this Subsection instituted by any person not an officer or director of the Company, or prior to any disclosed proposal instituted by any person not an officer or director of the Company which could lead to any such event, management proposes any restructuring of the Company which ultimately leads to an event described in Paragraphs (1) - (5) of this Subsection pursuant to such management proposal, then a "Change in Control" will not be deemed to have occurred for purposes of the Plan. If any "Change in Control" is abandoned, the Board, may, by notice to the Directors, nullify the effect thereof.

            (d) "Code": The Internal Revenue Code of 1986, as amended.



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            (e) "Company": Roadway Corporation or any successor or successors thereto.

            (f) "Director": An individual duly elected or chosen as a Director of the Company or of a subsidiary who is not also an employee of the Company or any of its subsidiaries.

            (g) "Fair Market Value": With respect to a Share, the last transaction price per Share as quoted by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for a day specified herein for which such fair market value is to be calculated, or if there was no transaction price of Shares so quoted for such day, on the most recently preceding day on which there was such a so quoted transaction price.

            (h) "Option": An option to purchase Shares granted pursuant to
      Section 4.1. Prior to May 30, 2001, "Option" means an option to purchase common shares of Roadway Express, Inc., without par value.

            (i) "Participation Agreement": The agreement submitted by a Director to the Administrator in which a Director may specify his election to invest all or a portion of his Retainer in Options.

            (j) "Plan": The Plan set forth in this instrument as it may from time to time be amended.

            (k) "Plan Year": The 12-month period beginning January 1 and ending December 31.

            (l) "Retainer": The portion of a Director's annual compensation that is payable in cash or Shares without regard to number of Board or committee meetings attended or committee positions.

            (m) "Shares": The Company's common stock, $0.01 par value. Shares may be shares of original issuance or treasury shares or a combination of the foregoing. Prior to May 30, 2001, Shares means the common stock of Roadway Express, Inc., without par value.

            (n) "Valuation Date": December 31 of each Plan Year.


                              ARTICLE II. PURPOSE

            The purpose of the Plan is to provide Directors with opportunities to invest amounts of their Retainer in Options in order to further align the interests of Directors with the shareholders of the Company and thereby promote the long-term success and growth of the Company.


                      ARTICLE III. ELECTION TO PARTICIPATE

            3.1. ELIGIBILITY. All individuals who are Directors as of the first day of a Plan Year may participate in the Plan for such Plan Year. A Director may elect to participate for any



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Plan Year in accordance with Section 3.2. A Director's entitlement to participate as to future investments shall cease with respect to the Plan Year following the Plan Year in which he ceases to be a Director.

            3.2. ELECTION TO PARTICIPATE. A Director who desires to participate in the Plan with respect to the Retainer payable for a Plan Year must complete and deliver a Participation Agreement to the Administrator before the first day of the Plan Year for which such Retainer would otherwise be paid. A Participation Agreement that is timely delivered shall be effective for the succeeding Plan Year and in addition, except as otherwise specified by a Director in his Participation Agreement, shall continue to be effective from Plan Year to Plan Year until revoked or modified by written notice to the Administrator or until terminated automatically upon the termination of the Plan. In order to be effective to revoke or modify a Participation Agreement with respect to the Retainer for a Plan Year, a revocation or modification must be delivered prior to the first day of the Plan Year for which such Retainer is payable.

            3.3. AMOUNT OF PARTICIPATION. A Director shall designate on the Participation Agreement the dollar amount or number of Shares of his Retainer that he has elected to invest in Options under the Plan.

            3.4. MINIMUM LEVEL OF PARTICIPATION FOR INVESTMENT IN OPTIONS. A Director shall be permitted to invest in Options under the Plan only if for the Plan Year involved the total amount of the Retainer for the Director that is invested in Options for the Plan Year equals at least 25% of the amount of the Retainer of the Director for such Plan Year.


                              ARTICLE IV. OPTIONS

            4.1. GRANT OF OPTIONS. To the extent a Director elects to invest all or a portion of his Retainer for a Plan Year in Options, an Option shall be granted on the first day of such Plan Year for that number of Shares not in excess of 120%, as determined by the Board at its last meeting before the beginning of each Plan Year, of the amount of the Retainer invested divided by the value of an Option for one Share on the Valuation Date. For this purpose, the value of an Option shall be determined by the Black-Scholes option pricing model, as applied by the Administrator, and the amount of the Retainer invested represented by Shares shall be valued at their Fair Market Value on the Valuation Date. To the extent that the application of the foregoing formula would result in an Option covering a fractional Share, the number of Shares covered by the Option shall be rounded up.

            4.2. WRITTEN AGREEMENT. Each grant of Options shall be evidenced by a written agreement in such form as approved by the Administrator and shall be subject to the additional terms and conditions set forth in this Article.

            4.3. EXERCISABILITY OF OPTIONS. Subject to the expiration or earlier termination of the Option, 100% of the Option shall become exercisable on the first anniversary of the date of grant.

            4.4. TERM. An Option shall expire ten years from the date the Option is granted and shall be subject to earlier termination as hereinafter provided. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its expiration or termination. In the event of the Director's termination from service on the Board,



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other than as provided in Section 4.5, an outstanding Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire two years after such termination, or on its stated expiration date, whichever occurs first. Notwithstanding the above, in the event of a termination for cause as determined by the Administrator, all unexercised Options shall be forfeited.

            4.5. EARLY VESTING. Upon the occurrence of any of the following events, the Option shall become immediately and fully exercisable: the death of the Director, the disability of the Director, or a Change in Control. The Option shall expire two years after such event, or on its stated expiration date, whichever occurs first.

            4.6. EXERCISE PRICE. The exercise price of an Option granted to a Director shall be equal to the Fair Market Value per Share on the date of grant.

            4.7. PAYMENT. An Option may be exercised by a Director only upon payment to the Company in full of the exercise price of the Option corresponding to the portion of the Option to be exercised. Such payment shall be made in cash or in Shares previously owned by the Director for more than six months, or in a combination of cash and such Shares. The requirement of payment in cash will be deemed satisfied if the Optionee has made arrangements satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of Shares being purchased so that the net proceeds of the sale transaction will at least equal the aggregate price of the Option and pursuant to which the bank or broker undertakes to deliver the aggregate price of the Option to the Company not later than the date on which the sale transaction will settle in the ordinary course of business.

            4.8. TRANSFERABILITY.

            (a) The Option shall be neither transferable nor assignable by the Director other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Director, only by the Director, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Director in a fiduciary capacity under state law and court supervision.

            (b) Notwithstanding the provisions of Subsection (a) of this Section, the Administrator may, in its sole discretion, authorize all or a portion of the rights to be granted to a Director in an Option to be on terms which permit transfer by such Director to (i) the spouse, children or grandchildren of the Director ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) other persons or entities, provided that (A) the agreement pursuant to which such rights are transferred must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with Subsection (a) of this Section, and (B) subsequent transfers of transferred rights shall be prohibited except those in accordance with Subsection (a) of this Section. Following transfer, any such rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Article IV, the term "Director" shall be deemed to refer to the transferee. The events of termination set forth in this Article IV shall continue to be applied with respect to the Director, following



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      which the rights shall be exercisable by the transferee only to the extent, and for the period specified in the agreement pursuant to which such rights are granted.

            4.9. APPROVAL OF SHAREHOLDERS. The effectiveness of the Plan is conditioned on its approval by an affirmative vote of the holders of Shares represented at a meeting duly held in accordance with Delaware law. All grants under the Plan shall be null and void if the Plan is not approved by such shareholders.


            ARTICLE V. ADMINISTRATION, AMENDMENT AND TERMINATION

            5.1. ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ, appoint or delegate to an agent or agents (who may be an officer or officers of the Company) and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his own Retainer. All decisions and determinations by the Administrator shall be final and binding on all parties. No member of the Administrator shall be liable for any such action taken or determination made in good faith. All decisions of the Administrator shall be made by the vote of the majority, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Administrator shall prescribe.

            5.2. AMENDMENT AND TERMINATION. The Board may alter or amend the Plan from time to time or may terminate it in its entirety; provided, however, that no such action, except for an acceleration of benefits, shall, without the consent of a Director, impair the rights in any Shares issued or to be issued to such Director, as a result of a grant of Options under the Plan; and further provided, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange or system upon which the Shares are traded or quoted shall not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Presentation of the Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits through plans that are not subject to shareholder approval.

            5.3. AMENDMENT OF OPTIONS. The Administrator shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option to reduce the exercise price of the Option. Furthermore, no Option shall be canceled and replaced with awards having a lower exercise price without further approval of the shareholders of the Company. This Section is intended to prohibit the repricing of "underwater" Options and shall not be construed to prohibit the adjustments provided for in Section 6.2 of the Plan.


                       ARTICLE VI. SHARES SUBJECT TO PLAN

            6.1. SHARES SUBJECT TO PLAN. Subject to adjustment as provided in the Plan, the total number of Shares which may be issued under the Plan shall be 100,000; provided however, that such Shares (i) may be supplemented by Shares authorized but not granted under the



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following Company plans: Management Incentive Stock Plan, Employee Stock
Purchase Plan, Equity Ownership Plan and Nonemployee Directors' Equity and Deferred Compensation Plan ("stock related plans") and (ii) shall be reduced by any shares authorized under this Plan designated to be used to grant awards under any other stock related plan in excess of the shares authorized under such other plan.

            6.2. ADJUSTMENTS. The Administrator may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options granted or awarded hereunder, (b) prices per share applicable to such Options, and (c) kind of shares covered thereby, as the Administrator in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Directors that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding grants or awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Administrator may on or after the date of grant provide in the agreement evidencing any grant or award under the Plan that the holder of the grant or award may elect to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Administrator may provide that the holder will automatically be entitled to receive such an equivalent grant or award. The Administrator may also make or provide for such adjustments in the number of shares specified in Section 6.1 of the Plan as the Administrator in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section. This Section shall not be construed to permit the re-pricing of any Options in the absence of any of the circumstances described above in contravention of Section 5.3 of the Plan.


                        ARTICLE VII. GENERAL PROVISIONS

            7.1. GOVERNING LAW. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

            7.2. MISCELLANEOUS. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The masculine gender, where appearing in the Plan, includes the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.



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            The undersigned hereby executes the Roadway Corporation Nonemployee
Directors' Stock Option Plan.

                                          ROADWAY CORPORATION

                                          By: /s/ Joseph R. Boni III
                                              ----------------------------------

                                          Title: Treasurer
                                                 -------------------------------


Attest:

/s/ John J. Gasparovic
----------------------
Secretary

   [CORPORATE SEAL]



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